Exhibit No. 16
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October 21, 1997


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on October 21, 1997, to be filed by our former client, General Bearing Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.



                              Very truly yours,

                              /s/ Ferro, Berdon & Company, L.L.P.
                              FERRO, BERDON & COMPANY, L.L.P.